                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT, made and entered into as of this 7th day of September, 2000, by and between Internet Holdings, Inc., a Utah corporation, with an address of 16 Curzon Street, London W1Y 7FF, United Kingdom ("Internet Holdings"), and Troy Ltd., a Cayman corporation, with an address of P.O. Box 707 GT, 1445 West Bay Road, Grand Cayman, Cayman Islands ("Troy").

                                   WITNESSETH:

                  WHEREAS, Troy owns 10,000,000 shares of capital stock of Core Ventures Ltd. (the "Core Shares"), a British Virgin Island corporation, with an address of 92 Ebury Mews, London SW1 9NX, United Kingdom ("Core"); and

                  WHEREAS, the Core Shares represent all of the issued and outstanding common stock of Core; and

                  WHEREAS, Troy desires to exchange the Core Shares for the number of shares of Internet Holdings common stock enumerated in paragraph 1.1 of this Agreement; and

                  WHEREAS, Internet Holdings desires to issue to Troy the number of shares of its common stock enumerated in paragraph 1.1 of this Agreement in exchange for the Core Shares in accordance with the terms and provisions hereof.

                  NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

         1. EXCHANGE

         1.1 TRANSFER OF STOCK. Subject to the terms and conditions of this Agreement, Internet Holdings, in reliance upon Troy's warranties and representations herein made, shall issue to Troy 1,800,000 shares of Internet Holdings common stock (the "Internet Holdings Shares"), and in consideration therefor, Troy shall sell, assign and transfer to Internet Holdings all of the Core Shares. The Internet Holdings Shares shall be issued bearing the appropriate legends restricting transferability of such shares under applicable United States securities laws. Troy acknowledges.

         1.2 CLOSING. The "Closing" shall mean September 15, 2000 or such other date as shall be agreed to by the parties. Unless otherwise agreed to by the parties hereto, the Closing shall be held at the offices of Internet Holdings, Inc., 16 Curzon Street, London W1Y 7FF, United Kingdom (the "Closing Date").

         As part of the Closing, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

                  1.2.1 At Closing, Troy shall execute and deliver to Internet
         Holdings:

                  (a) Certificate representing 10,000,000 Shares of Core capital stock, duly registered in the name of Internet Holdings;

                  (b) True and complete copies of resolutions duly adopted by Troy's Board of Directors which provide all necessary corporate authorization for the execution and carrying out of this Agreement and the provisions hereof;

                  (c) Guaranty, executed by Dr. Alexander Nill, in the form of Exhibit A attached to this Agreement, that the fair market value of the net assets of Core, as of December 15, 2000 (the "Valuation Date"), will not be less than US$ 25,000,000;

                  (d) Financial statements of Core as of the Valuation Date, showing assets consisting of at least US$ 200,000 in cash or cash equivalents; 35,000 shares of capital stock of Red Cube A.G., a Swiss corporation ("Red Cube"); and three share warrants ("the Share Warrants") in Red Cube, each of the Share Warrants comprise 1% of the capital stock of Red Cube. The Share Warrants have a term of five years commencing on September 1, 2000, ratably vesting over three years from September 1, 2000. One of the Share Warrants has an exercise price of US$17,000,000 in aggregate, one of the Share Warrants has an exercise price of US$23,000,000 in aggregate and one of the Share Warrants has an exercise price of US$40,000,000 in aggregate;

                  (e) the stock certificates evidencing the shares of Red Cube issued to Core and all warrants issued by Red Cube to Core;

                  (f) the minute books and stock certificates books and ledgers of Core; and

                  (g) such other documents and instruments as Internet Holdings shall reasonably request in order to effect the intents and purposes of this Agreement.

                  1.2.2 At Closing, Internet Holdings shall execute and deliver to Troy:

                  (a) The stock certificate evidencing the Internet Holdings Shares, registered in the name of Troy, and such other instruments and documents as may be necessary and required herein;

                  (b) True and complete copies of resolutions duly adopted by Internet Holdings' Board of Directors which provide all necessary corporate authorization for the execution and carrying out of this Agreement and the provisions hereof.

         2. COVENANTS, WARRANTIES AND REPRESENTATIONS OF TROY

            Troy warrants and represents to Internet Holdings the following:

         2.1 ORGANIZATION. Core is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in every jurisdiction requiring such qualification. All actions taken by the Incorporators, Directors, Officers and/or shareholders of Core to date have been valid and in accordance with the laws of the British Virgin Islands.

         2.2 CAPITAL OF CORE. The authorized capital stock of Core consists of shares of 25,000,000, of which the Core Shares are the only issued and outstanding shares. All outstanding shares of Core are fully paid and non assessable, and are owned by Troy, free of liens, encumbrances, options, restrictions and legal or equitable rights of others. There are not now, and at Closing there will not be, any outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Core to issue any additional shares of its capital stock. None of the outstanding shares of Core are subject to any stock restriction agreements, voting agreements, shareholders agreements or any other agreements which, in any way, restrict the Core Shares. Core has no subsidiaries.

         2.3 FINANCIAL CONDITION OF CORE.

                  (a) Core has as of the date hereof, and on the Closing Date, will have assets consisting of at least US$ 200,000 in cash and cash equivalents; 35,000 shares of capital stock of Red Cube (the "Red Cube Shares") and three Share Warrants in Red Cube.

                  (b) As of the date hereof and as of the Closing Date, Core's liabilities do not exceed $1,000. Core has no liabilities, absolute or contingent, which are not disclosed in the balance sheet, dated as of August 31, 2000, heretofore delivered to Internet Holdings. Since December 31, 1999, there has been no material adverse change in the financial condition of Core.

                  (c) All Red Cube Shares are fully paid and non assessable, and are owned by Core free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating either Troy or Core to dispose of the Red Cube Shares. The Red Cube Shares and the Share Warrants represent an aggregate of 3.33% of the outstanding capital stock of Red Cube on a fully-diluted basis.

         2.4 ABILITY TO CARRY OUT OBLIGATIONS. Troy has the right, power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Troy and the performance by it of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which either Troy or Core is a party, or by which Troy or Core may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would cause either Troy or Core to be liable to any party; (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Core, or (d) the violation of any law applicable to Troy or Core. No consent or approval of any person or any governmental authority is required for the transfer of the Core Shares. The transfer of the Core Shares to Internet Holdings does not require the consent of Red Cube, any party to whom Red Cube is obligated or any governmental authority with jurisdiction over Red Cube.

         2.5 FULL DISCLOSURE. None of representations and warranties made by Troy in this Agreement contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit any material fact the omission of which would be misleading.

             2.5.1 LITIGATION. Neither Troy nor Core is or has been a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation, domestic or foreign. To the best knowledge of Troy, there is no basis for any action or proceeding, and no action or proceeding is threatened against either Troy or Core. Neither Troy nor Core is subject to or in default with respect to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, domestic or foreign. To the best knowledge of Troy, Red Cube is not a party to any suit, action, arbitration or legal administrative or other proceeding or pending governmental investigation, domestic or foreign, and not such action is threatened against Red Cube.

         2.6 COMPLIANCE WITH LAWS. Each of Troy and core has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to its assets, to the business conducted by it and to the transactions contemplated by this Agreement.

         2.7 CONDUCT OF BUSINESS. Core has conducted, and until the Closing, Core shall conduct, its business in the normal course, and shall not (without the prior written approval of Internet Holdings in each instance) (i) sell, pledge or assign any assets; (ii) amend its Articles of Incorporation or Bylaws, declare dividends, redeem or issue or sell stock or other securities; (iii) incur any liabilities; (iv) acquire or dispose of any assets, enter into any contract or guarantee obligations of any third party; (v) grant any stock options, restricted stock awards, stock bonuses, stock appreciation rights or similar equity-based awards, or (vi) enter into any other transaction.

         2.8 TITLE. Troy has good and marketable title to the Core Shares to be transferred to Internet Holdings pursuant to this Agreement. The Core Shares to be transferred to Internet Holdings will be, at Closing, free and clear of all liens, security interests, pledges, charges, claims, options, encumbrances and restrictions of any kind, and upon the transfer thereof to Internet Holdings at Closing, Internet Holdings will have good and marketable title to the Core Shares. None of such Core Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Core Shares. Except as provided in this Agreement, Troy is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the Core Shares. There is no applicable law, rule, regulation, or decree which would, as a result of Troy's transfer of the Core Shares to Internet Holdings, impair, restrict or delay Internet Holdings' voting rights with respect to the Core Shares.

         2.9 EFFECT OF AGREEMENT. The terms and conditions of this Agreement and all other instruments and agreements to be delivered by Troy to Internet Holdings pursuant to the terms and conditions of this Agreement are valid, binding and enforceable against Troy in accordance with their terms, subject only to the applicable bankruptcy, moratorium and other laws generally affecting the rights and remedies of creditors.

         2.10 REPRESENTATIONS AND WARRANTIES. No representation or warranty by Troy in this Agreement or any document provided hereunder contains or will contain any untrue statement or omission, or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. All representations and warranties made by Troy in this Agreement and any document provided hereunder shall be true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date.

         2.11 DUE PERFORMANCE. Troy has, in all material respects, performed all obligations required to be performed by it under, and is not in default in any material respect under any agreement, lease, mortgage, note, bond, indenture, license or other documents or undertaking, oral or written, to which it is a party or by which it is bound, or by which it or any of Troy's properties or assets may be materially affected. To the best of its knowledge, Troy is not in violation or default in any material respect of any order, regulation, injunction or decree of any court, administrative agency or governmental body, domestic or foreign. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby will not result in any of the violations or defaults referred to in this paragraph.

         2.12 AGREEMENTS OF CORE. All agreements to which Core is a party are legal, valid and binding agreements of Core. To the best knowledge of Troy, Core is not in violation or default in any material respect under any agreement, lease, mortgage, note, bond, indenture, license or other documents or undertaking, oral or written, to which it is a party or by which it is bound or by which Core or any of Core's properties or assets may be materially affected. To the best knowledge of Troy, Core is not in violation or default in any material respect of any order, regulation, injunction or decree of any court, administrative agency or governmental body, domestic or foreign.

         2.13 UNITED STATES SECURITIES LAWS. Troy has been advised and understands that the Internet Holdings Shares have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and accordingly, the Internet Holdings Shares are "restricted securities" and may not be transferred except pursuant to a registration statement under the 1933 Act or an applicable exemption therefrom. Troy is acquiring the Internet Holdings Shares for its own account, and not with a view to the distribution thereof, or for sale in violation of the 1933 Act and the rules and regulations thereunder. Troy has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Internet Holdings Shares.

         2.14 BROKERS AND FINDERS. Neither Troy nor Core or any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

         3. COVENANTS, WARRANTIES AND REPRESENTATIONS OF INTERNET HOLDINGS

            Internet Holdings warrants and represents to Troy as follows:

         3.1 CORPORATE ORGANIZATION. Internet Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is subject to the reporting requirements imposed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and has full corporate power and authority to carry on its current business and to purchase, own, use and sell its assets and properties.

         3.2 CORPORATE AUTHORITY. The execution and delivery of this Agreement and the carrying out of the provisions hereof have been duly authorized by the Board of Directors of Internet Holdings, and at Closing, Internet Holdings shall furnish Core duly certified copies of the authorizing resolutions of Internet Holdings' Board of Directors.

         3.3 CAPITALIZATION. The authorized capital stock of Internet Holdings immediately prior to giving effect to the transactions contemplated hereby consists of 50,000,000 shares of common stock, par value $0.001, of which 19,924,573 shares are issued, outstanding and/or reserved for warrant and option holders as of the date hereof. After giving effect to the issuance of its shares, as provided herein, Internet Holdings shall have approximately 21,724,573 shares of common stock issued and outstanding.

         3.4 REPRESENTATIONS AND WARRANTIES. No representation or warranty by Internet Holdings in this Agreement contains or will contain any untrue statement or omission, or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. All representations and warranties made by Internet Holdings in this Agreement shall be true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date.

         3.5 LITIGATION. There are no pending, or to the best knowledge of Internet Holdings threatened, actions or proceedings before any court or administrative agency or other authority which might or will materially or adversely affect Internet Holdings' ability or right to perform all of its obligations hereunder.

         4. CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO TROY'S OBLIGATION. The obligations of Troy to complete the Closing hereunder are subject to the following conditions:

             4.1.1 Internet Holdings' representations, warranties and covenants contained in this Agreement shall be true at the time of Closing as though such representations, warranties and covenants were made at such time.

             4.1.2 Internet Holdings shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

             4.1.3 The documents and instruments required by paragraph 1.2 to be delivered by Internet Holdings shall have been delivered to Troy.

             4.1.4 Internet Holdings shall have delivered to Troy: (a) the Articles of Incorporation of Internet Holdings, as in effect on the Closing Date, and (b) the By-Laws of Internet Holdings as in effect on the Closing Date.

         4.2 CONDITIONS PRECEDENT TO INTERNET HOLDINGS' OBLIGATIONS

         The obligations of Internet Holdings to complete the Closing under this Agreement are subject to each of the following conditions:

             4.2.1 All representations and warranties of Troy contained in this Agreement shall be true in all material respects as of and at the Closing with the same effect as if said representations and warranties had been made on and as of Closing, except and to the extent otherwise specifically provided by the terms and conditions of this Agreement.

             4.2.2 Troy shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed and complied with by Troy on or before the Closing.

             4.2.3 The documents and instruments to be delivered by Troy pursuant to paragraph 1.2 shall have been delivered to Internet Holdings.

             4.2.4 The executed Guaranty of Dr. Alexander Nill, in substantially the form of Exhibit A attached hereto, shall have been delivered to Internet Holdings.

             4.2.5 Troy shall have delivered to Internet Holdings (a) the Articles of Incorporation of Troy, as in effect on the Closing Date, (b) the By-Laws of Troy as in effect on the Closing Date; (c) the Articles of Incorporation of Core, as in effect on the Closing Date, and (d) the By-Laws of Core as in effect on the Closing Date.

         5. TERMINATION.

         This Agreement may be terminated prior to the Closing, and contemplated transactions abandoned, without liability to any party:

         5.1 By mutual consent of the parties;

         5.2 By Internet Holdings, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of Troy in the representations and warranties set forth in the Agreement; or

         5.3 By Troy, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of Internet Holdings in the representations and warranties set forth in the Agreement.

         6. MISCELLANEOUS

         6.1 INDEMNIFICATION. Troy covenants and agrees to defend, indemnify, and hold Internet Holdings harmless against any loss, damage, claim of third parties, actions, suits, demands, judgments, or expense (including legal and other fees, costs and charges) incurred or sustained by Internet Holdings as a result of or attributable, in whole or in part, to any misrepresentation or breach of any representation, warranty, covenant, or agreement herein (including, without limitation, provisions on applicable bulk transfer laws and Troy's representations of compliance with applicable securities laws, rules and regulations) given or made by Troy. Internet Holdings covenants and agrees to defend, indemnify, and hold Troy harmless against any loss, damage, claim of third parties, actions, suits, demands, judgments, or expenses (including legal and other fees, costs and charges) incurred or sustained by Troy as a result of or attributable, in whole or in part, to any misrepresentation or breach of any representation, warranty, covenant, or agreement herein (including, without limitation, provisions with respect to applicable bulk transfer sales laws and Internet Holdings' representations of compliance with applicable securities laws, rules and regulations) given or made by Internet Holdings.

         6.2 EFFECTIVENESS. This Agreement supersedes any and all agreements, if any, previously made between the parties relating to the subject matter hereof.

         6.3 NON-WAIVER. No delay or failure on the part of either party in exercising any right hereunder, and no partial or single exercise thereof, will constitute a waiver of such right or of any other right hereunder.

         6.4 HEADINGS. Headings in this Agreement are for convenience only and are not to be used for interpreting or construing any provision hereof.

         6.5 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to conflicts of law principles.

         6.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         6.7 BINDING NATURE. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

         6.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise expressly provided in this Agreement or the Exhibit annexed, the representations and warranties of Internet Holdings and Troy extended hereunder shall survive the Closing. Each party against whom liability is asserted under the provisions of this Agreement shall be given the opportunity to participate, directly or through its authorized representative, at its cost and expense, in the conduct of any negotiations relating to the settlements of any liability or any other proceeding instituted by any third party against either Troy or Internet Holdings, as the case may be, giving rise to the alleged breach.

         6.9 EXPENSE. Except as otherwise expressly provided herein, each party shall pay all of its own expenses incidental to the negotiation and preparation of the documentation and financial statements relating to this Agreement and for entering into and carrying out the terms and conditions of this Agreement and consummating the transactions, irrespective of whether the transactions contemplated shall be consummated.

         6.10 PAYMENT OF TAXES. All fees, costs, charges, and expenses payable to any government authority, including without limitation all filing fees, documentary stamps and transfer, sales and other taxes required to be paid, or imposed in connection with the transfer of the Core Shares pursuant to the terms of this Agreement shall be paid by the appropriate parties, including, but not limited to any capital gains or other tax consequences. Internet Holdings shall not be liable for any tax consequences that may be suffered by Troy.

         6.11 AMENDMENT, SUCCESSORS AND ASSIGNS. This Agreement may be amended only by an instrument signed by the authorized representatives of the parties hereto. Neither party may assign any of its rights, obligations, or liabilities arising hereunder without the prior written consent of the other, except as otherwise provided herein, and any such assignment or attempted assignment shall be null and void.

         6.12 THIRD PARTY BENEFICIARIES. Except for their proper successors and assigns, the parties hereto intend that no third party shall have any rights or claims by reason of this Agreement.

         6.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other available remedies at law or in equity.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names by the respective officers and their respective corporate seals (where applicable) to be affixed and duly authorized by resolution of their respective Boards of Directors (where applicable) on the day and year first above written.

INTERNET HOLDINGS, INC                                 TROY LTD.

By: /s/ STEFAN ALLESCH-TAYLOR                          By: /s/ MARTIN LECHNER
    --------------------------                            ---------------------
Title: President and Chief                                 Title: Director
       Executive Officer

                                    Exhibit A

                                    GUARANTY

         FOR GOOD CONSIDERATON, and as an inducement for Internet Holdings, Inc., a Utah corporation, with an address of 16 Curzon Street, London W1Y 7FF, United Kingdom ("Internet Holdings") to acquire Core Ventures Ltd. ("Core") pursuant to the Stock Purchase Agreement dated September 7, 2000 (the "Stock Purchase Agreement") by and between Internet Holdings and Troy Ltd., a Cayman corporation, with an address of P.O. Box 707 GT, 1445 West Bay Road, Grand Cayman, Cayman Islands, DR. ALEXANDER NILL, the principal beneficial shareholder of Troy, with an address of 2 Roberts Mews, London, SW1X 8DA, United Kingdom (the "Guarantor"), and in consideration of the substantial benefits to be derived from the Guarantor pursuant to the transactions contemplated by the Stock Purchase Agreement, the Guarantor hereby agrees as follows:

         (1) The Guarantor guarantees that on the Valuation Date (as defined in the Stock Purchase Agreement), the fair market value of the net assets of Core will not be less than US$ 25,000,000. Such fair market value shall be determined by the independent auditors of Internet Holdings as of the Valuation Date, and the net assets shall be determined by deducting from the fair market value of all assets of Core the outstanding amount of all liabilities of Core as of such date. If, as of the Valuation Date the fair market value of the net assets of Core shall be less than US$ 25,000,000, the Guarantor shall, within ten days after written demand by Internet Holding therefor, pay to Internet Holdings an amount equal to the difference between US$25,000,000 and the fair market value of the net assets of Core as determined above. Such amount shall be paid in cash and/or securities as set forth herein. If there is a public market in such securities, they will be valued at the most recent closing bid price quoted on the primary market on which they are traded. If there is no public market for the securities, they will be valued at the last price at which the issuer of the securities sold such securities to independent third parties.

         (2) The Guarantor hereby guarantees the performance in full of Troy pursuant to the Stock Purchase Agreement, including without limitation, the obligations of Troy to indemnify Internet Holdings for any misrepresentation or breach of any covenant of Troy contained in the Stock Purchase Agreement.

         (3) The Guarantor waives any defense based on any compromise, adjustment, forbearance, waiver, release, discharge, change in corporate existence, structure or ownership, insolvency, bankruptcy, reorganization or similar proceedings, invalidity or unenforceability of the Stock Purchase Agreement, or any act, omission to act, or delay by Internet Holdings, the Guarantor or any other person, or any other circumstance that might, but for this provision, constitute a legal or equitable discharge of the Guarantor's obligation under this Guaranty.

         (4) This Guaranty is a guaranty of payment and not merely of collection, and is unconditional and absolute. The Guarantor waives all rights of subrogation and set-off until all sums under this Guaranty are fully paid. The Guarantor further waives all suretyship defenses or defenses in the nature thereof, generally.

         (5) In the event payments due under this Guaranty are not punctually paid upon demand, then the Guarantor shall pay all reasonable costs and attorney's fees necessary for collection, and enforcement of this Guaranty.

         (6) The Guaranty may be modified or terminated by mutual consent of Internet Holdings and the Guarantors. Any notices hereunder must be in writing and delivered to the Guarantor at its address set forth herein or to Internet Holdings at its address set forth herein.

         (7) Each of the undersigned warrants and represents it has full authority to enter into this Guaranty, and that this Guaranty represents its legal and valid obligation, enforceable against the Guarantor in accordance with its terms.

         (8) This Guaranty shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

         (9) This Guaranty shall be governed by and construed and enforced under the laws of the State of New York.

         Signed this 7th day of September, 2000.

In the presence of:

                                         DR. ALEXANDER NILL
----------------------------------
Witness                                  By:
                                            --------------------------------

                                          Title:
                                                -----------------------------